UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 19, 2013

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Vesting of Performance Share Units under 2004 Share Compensation Plan

On September 13, 2010, the Compensation Committee of the Board of Directors (the “Committee”) granted performance-vesting restricted share units (“PSUs”) to certain of the Company’s executive officers, including the named executive officers listed in the table below, under the terms of the Company’s 2004 Share Compensation Plan. The PSUs were eligible to vest after the end of a three-year performance period, subject to continued employment and the achievement of average annual return on invested capital (“ROIC”) over the performance period, modified by a factor based on the Company’s relative total shareholder return (“TSR”) percentile compared with a selected peer group, as generally described under the heading “Compensation Discussion and Analysis—Long-Term Equity Incentives— Stock Awards (Restricted Shares, Restricted Share Units, Threshold Performance Shares and Performance Share Units) —Performance Share Units” on pages 45 and 46 of our proxy statement for our fiscal year ended July 1, 2011, filed with the Securities and Exchange Commission on September 21, 2011.

On September 19, 2013, the Committee certified the level of achievement of the financial performance metrics for the three-year performance period ending June 28, 2013. The PSUs will vest at 192.5% of target, on the basis of achievement of average annual ROIC of 63% and relative TSR at the 100th percentile over the performance period.

The actual number of shares to be issued to the named executive officers listed in our 2013 proxy statement pursuant to the PSU vesting is shown in the table below.

NAMED EXECUTIVE OFFICER	Number of Shares Vesting
Stephen J. Luczo	294,102
Patrick J. O’Malley	42,774
Robert W. Whitmore	42,774
Kenneth M. Massaroni	12,128

In addition, our other executive officers who were granted PSUs on September 13, 2010 will vest in an aggregate of 123,721 shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ Kenneth M. Massaroni
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: September 19, 2013

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